                                                               EXHIBIT 10.6.59


                   [COLE, RAYWID & BRAVERMAN, LLP LETTERHEAD]

                               November 21, 1995

VIA TELECOPIER AND FEDERAL EXPRESS

Mr. Richard Rosencrans
Columbia International, Inc.
9 Greenwich Park
P.O. Box 4624
Greenwich, CT 06830

Elizabeth Steele, Esq.
General Counsel
Jones Intercable, Inc.
9697 E. Mineral Avenue
P.O. Box 3309
Englewood, CO 80155-3309

                           RE: FORT BELVOIR TRANSFER

Dear Mr. Rosencranz and Ms. Steele:

     This letter will confirm the status of Columbia International, Inc.'s ("Columbia") request for consent to transfer from Fort Belvoir, Virginia to Jones Intercable, Inc. ("Jones"). An official at Fort Belvoir has expressed his belief that no action on the request is necessary because the nearby base at Quantico has approved transfer of a separate franchise from Columbia to Jones. The short answer is that consent will be deemed granted by law after November 28, 1995, if the Fort fails to act.

     Columbia filed its FCC Form 394 requesting consent to the proposed transfer of the franchise on July 13, 1994. The Form provides a franchising authority with the information

Mr. Richard Rosencrans
Elizabeth Steele, Esq.
November 21, 1995
Page -2-

necessary to render a decision on a cable operator's request for consent to a transfer. The FCC created this form pursuant to Section 617(e) of the Cable Act, which establishes a 120-day time limit in which the franchising authority must approve or deny a request for such consent where the franchise has been held by the operator for more than three years. Columbia has held the Fort Belvoir franchise for more than three years.

     The FCC has explained the purposes of Section 617(e) and the FCC Form 394:

     In enacting 617(e), Congress imposed a 120-day approval period on the sale of transfer of cable systems held by three or more years because Congress wanted to ensure that the local franchise approval process not unduly delay the consummation of transactions that do not implicate the concerns underlying the anti-trafficking provision . . . We believe Congress sought to provide a degree of regulatory certainty to cable operators when it established the 120-day time period for franchising authority action on transfer requests pertaining to cable systems held for three or more years.

Implementation of Sections 11 and 13 of the Cable Television Consumer Protection and Competition Act of 1992, MM Docket 92-264, FCC 95-21 at para.para.52-53 (Released January 30, 1995). The statute is unequivocal that "[i]f the franchising authority fails to render a final decision on the request within the 120 days, such request shall be deemed granted unless the requesting party and the franchising authority agree to an extension of time." 47 U.S.C. sec. 537(e).

     The 120-day period for consideration of Columbia's request for consent to transfer from Fort Belvoir expires on November 28, 1995. After this date, if the Fort has not acted on the request, consent will be deemed granted by law. Columbia may thereafter transfer its Fort Belvoir franchise to Jones in full compliance with franchise provisions that require consent to the transfer or sale.

Mr. Richard Rosencrans
Elizabeth Steele, Esq.
November 21, 1995
Page -3-

     Please contact this office if you have any further questions regarding this matter.

                                        Very truly yours,

                                        /s/  ROBERT G. SCOTT, JR.

                                             Robert G. Scott, Jr.

RGS/nyr

cc: Kit LeVoy

                                                                    Fort Belvoir

FEDERAL COMMUNICATIONS COMMISSION                                APPROVED BY OMB
WASHINGTON, D.C. 20554                                                 3060-0573
                                                                EXPIRES 08/31/96

                            INSTRUCTIONS FOR FCC 394

                      APPLICATION FOR FRANCHISE AUTHORITY
                  CONSENT TO ASSIGNMENT OR TRANSFER OF CONTROL
                         OF CABLE TELEVISION FRANCHISE

A. This form shall be used when applying for franchise authority approval to assign or transfer control of a cable television system owned for three years or more pursuant to the Cable Television Consumer Protection and Competition Act of 1992 ("1992 Cable Act"). As required by Section 617(e) of the 1992 Cable Act, the franchise authority shall have 120 days from the date of filing of this form, complete with all exhibits and any information required by the franchise agreement or applicable state or local law, to act upon such request. If the franchise authority fails to render a final decision on such request within 120 days, such request shall be deemed granted unless the requesting party and the franchise authority agree to an extension of time.

This form consists of the following sections:

I. General Information: Transferor/Assignor (Part I); Transferee/Assignee (Part II)

               II.  Transferee's/Assignee's Legal Qualifications

              III.  Transferee's/Assignee's Financial Qualifications

               IV.  Transferee's/Assignee's Technical Qualifications

               V. Certification: Transferor/Assignor (Part I); Transferee/ Assignee (Part II)

   The transferor/assignor will fill out Part I of Section I and Part I of
   Section V.

   The transferee/assignee will fill out Part II of Section I; all of Sections II, III and IV, as appropriate; and Part II of Section V.

B. In addition to the information requested on this form, cable operators are required to submit all information required by the cable franchise agreement or applicable local law or that the franchising authority deems necessary or appropriate in connection with the transfer determination. Requests for such additional information by the franchise authority shall not toll the 120 day limit on franchise authority consideration of transfer requests.

C. This form should be filed with the local franchising authority. Prepare and submit an original and two copies of this form and all exhibits associated therewith. Number exhibits serially in the space provided in the body of the form and date each exhibit.

D. The names of the applicants shall be the exact corporate names, if corporation; if partnerships, the names of all general partners and limited partners with equity interests above 5%, and the names under which the partnerships do business; if unincorporated associations, the names of executive officers, their offices, and the names of the associations.

E. This application shall be personally signed by the applicant, if the applicant is an individual; by one of the partners, if the applicant is a partnership; by an officer, if the applicant is a corporation; by a member who is an officer, if the applicant is an unincorporated association; or by the applicant's attorney in case of the applicant's physical disability or of his/her absence from the United States. The attorney shall, in the event the attorney signs for the applicant, separately set forth the reason why the application is not signed by the applicant. In addition, if any matter is stated on the basis of the attorney's belief only (rather than his/her knowledge), he/she shall separately set forth his/her reason for believing that such statements are true.

F. All items must be answered fully and all necessary information furnished. Time and care should be devoted to all replies, which should reflect accurately the applicants' responsible consideration of the questions asked. If any items of the application are not applicable, write N.A. Defective or incomplete applications may be returned without consideration.

    FCC NOTICE TO INDIVIDUALS REQUIRED BY THE PRIVACY ACT AND THE PAPERWORK
                                 REDUCTION ACT

The disclosure of said information is solicited under the Communications Act of 1934, as amended, 47 U.S.C. Section 537. The disclosure of said information is required to obtain the requested authority. The principal purpose of said information is to provide basic legal, technological, financial and ownership data concerning the qualifications of the proposed transferee/assignee. All information provided in this form will be available for public inspection, subject to local requirements.

Public reporting burden for this collection of information is estimated to average 5 hours per application, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing the burden, to the Federal Communications Commission, Records Management Division, AMD-PIRS, Washington, D.C. 20554, and the Office of Management and Budget Paperwork Reduction Project (3060-0573), Washington, D.C. 20503.

THE FOREGOING NOTICE IS REQUIRED BY THE PRIVACY ACT OF 1974, P.L. 93-579, DECEMBER 31, 1974, U.S.C. 552a(e)3, AND THE PAPERWORK REDUCTION ACT OF 1980, P.L. 95-511, DECEMBER 11, 1980, 44 U.S.C. 3507.

                                                            FCC 394 Instructions
                                                                    October 1993

Federal Communications Commission                                Approved by OMB
Washington, D.C. 20554                                3060-0573 Expires 08/31/96

                                    FCC 394

                      APPLICATION FOR FRANCHISE AUTHORITY
                  CONSENT TO ASSIGNMENT OR TRANSFER OF CONTROL
                         OF CABLE TELEVISION FRANCHISE

                                         ---------------------------------------
                                         FOR FRANCHISE AUTHORITY USE ONLY
                                         ---------------------------------------

SECTION I. GENERAL INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
DATE July 28, 1995                                       1. Community Unit Identification Number:
--------------------------------------------------------------------------------------------------------------------------------

2. Application for:                   [X] Assignment of Franchise           [ ] Transfer of Control

--------------------------------------------------------------------------------------------------------------------------------
3. Franchising authority: The United States of America, by the Directorate of Contracting, United States Army
   Fort Belvoir, Virginia
--------------------------------------------------------------------------------------------------------------------------------
4. Identify community where the system/franchise that is the subject of the assignment or transfer of control is located:
   U.S. Army Fort Belvoir, Virginia
--------------------------------------------------------------------------------------------------------------------------------
5. Date system was acquired or (for systems constructed by the transferor/assignor) the
   date on which service was provided to the first subscriber in the franchise area:              August 1, 1986
--------------------------------------------------------------------------------------------------------------------------------
6. Proposed effective date of closing of the transaction assigning or transferring
   ownership of the system to transferee/assignee:                                           On or prior to 12/28/95
--------------------------------------------------------------------------------------------------------------------------------
7. Attach as an Exhibit a schedule of any and all additional information or material                             Exhibit No.
   filed with this application that is identified in the franchise as required to be
   provided to the franchising authority when requesting its approval of the type of                        --------------------
   transaction that is the subject of this application.Exhibit No.

PART I -- TRANSFEROR/ASSIGNOR

1. Indicate the name, mailing address, and telephone number of the transferor/assignor.
--------------------------------------------------------------------------------------------------------------------------------
Legal name of Transferor/Assignor (if individual, list last name first)

    Columbia Associates, L.P.
--------------------------------------------------------------------------------------------------------------------------------
Assumed name used for doing business (if any)

    Columbia Cable of Virginia
--------------------------------------------------------------------------------------------------------------------------------
Mailing street address or P.O. Box

    9 Greenwich Office Park
--------------------------------------------------------------------------------------------------------------------------------
City                        State                       ZIP CODE                    Telephone No. (include area code)

    Greenwich               CT                          06830                       (203) 661-1509
--------------------------------------------------------------------------------------------------------------------------------
2.(a)  Attach as an Exhibit a copy of the contract or agreement that provides for the assignment                 Exhibit No.
       or transfer of control (including any exhibits or schedules thereto necessary in order to                    2.(a)
       understand the terms thereof). If these is only an oral agreement, reduce the terms to               --------------------
       writing and attach. (Confidential trade, business, pricing or marketing information, or
       other information not otherwise publicly available, may be redacted).                                   [X] Yes [ ] No

  (b)  Does the contract submitted in response to (a) above embody the full and complete                    --------------------
       agreement between the transferor/assignor and the transferee/assignee?                                    Exhibit No.

       If No, explain in an Exhibit.                                                                        --------------------

PART II -- TRANSFEREE/ASSIGNEE

1.(a) Indicate the name, mailing address, and telephone number of the transferee/assignee.
-----------------------------------------------------------------------------------------------------------------------
Legal name of Transferee/Assignee (if individual, list last name first)

     Jones Intercable of Alexandria, Inc.
-----------------------------------------------------------------------------------------------------------------------
Assumed name used for doing business (if any)

-----------------------------------------------------------------------------------------------------------------------
Mailing street address or P.O. Box

     9697 East Mineral Avenue
-----------------------------------------------------------------------------------------------------------------------
City                           State      ZIP Code             Telephone No. (include area code)

  Englewood                     CO         80122                        (303) 792-3111
-----------------------------------------------------------------------------------------------------------------------

 (b) Indicate the name, mailing address, and telephone number of person to contact, if other than transferee/assignee.
-----------------------------------------------------------------------------------------------------------------------
Name of contact person (list last name first)

     LeVoy, Katherine
-----------------------------------------------------------------------------------------------------------------------
Firm or company name (if any)

     Jones Intercable, Inc.
-----------------------------------------------------------------------------------------------------------------------
Mailing street address or P.O. Box

     9697 East Mineral Avenue
-----------------------------------------------------------------------------------------------------------------------
City                           State      ZIP Code             Telephone No. (include area code)

  Englewood                     CO         80112                        (303) 792-3111
-----------------------------------------------------------------------------------------------------------------------
 (c) Attach as an Exhibit the name, mailing address, and telephone number of each                      Exhibit No.
     additional person who should be contacted, if any.                                                    n/a
                                                                                                   --------------------
 (d) Indicate the address where the system's records will be maintained.
-----------------------------------------------------------------------------------------------------------------------
     Street Address

     4391 Dale Boulevard
-----------------------------------------------------------------------------------------------------------------------
City                                          State                  ZIP Code

  Woodbridge                                  Virginia                22193
-----------------------------------------------------------------------------------------------------------------------
2. Indicate on an attached exhibit any plans to change the current terms and conditions                Exhibit No.
   of service and operations of the system as a consequence of the transaction for which                   n/a
   approval is sought.                                                                             --------------------

     There are no current plans to change the current terms and conditions of service and operations of the system as a consequence of the transaction for which approval is sought.

SECTION I. TRANSFEREE'S/ASSIGNEE'S LEGAL QUALIFICATIONS

1. Transferee/Assignee is:
                           -----------------------------------------------------------------------------
   [XX]  Corporation       a. Jurisdiction of incorporation:        d. Name and address of registered
                              Colorado                                 agent in jurisdiction:
                           ----------------------------------
                           b. Date of incorporation:                   The Corporation Company
                              September 17, 1992                       1600 Broadway
                           ----------------------------------          Denver, CO 80202
                           c. For profit or not-for-profit:
                              For profit
                           -----------------------------------------------------------------------------
   [   ]  Limited          a. Jurisdiction in which formed:         c. Name and address of registered
          Partnership                                                  agent in jurisdiction:
                           ----------------------------------
                           b. Date of formation:

                           -----------------------------------------------------------------------------
   [   ]  General          a: Jurisdiction whose laws govern        b. Date of formation:
          Partnership         formation:

                           -----------------------------------------------------------------------------
   [   ]  Individual                                                                      Exhibit No.

   [   ]  Other. Describe in an Exhibit.                                               -----------------

2. List the transferee/assignee, and, if the transferee/assignee is not a natural person, each of its officers, directors, stockholders beneficially holding more than 5% of the outstanding voting shares, general partners, and limited partners holding an equity interest of more than 5%. Use only one column for each individual or entity. Attach additional pages if necessary. (Read carefully -- the lettered items below refer to corresponding lines in the following table.)

   (a) Name, residence, occupation or principal business, and principal place of business. (If other than an individual, also show name, address and citizenship of natural person authorized to vote the voting securities of the applicant that it holds.) List the applicant first, officers, next, then directors and, thereafter, remaining stockholders and/or partners.
   (b) Citizenship.
   (c) Relationship to the transferee/assignee (e.g., officer, director, etc.).
   (d) Number of shares or nature of partnership interest.
   (e) Number of votes.
   (f) Percentage of votes.
--------------------------------------------------------------------------------------------------------
(a)
     See Exhibit I92)

--------------------------------------------------------------------------------------------------------
(b)

--------------------------------------------------------------------------------------------------------
(c)

--------------------------------------------------------------------------------------------------------
(d)

--------------------------------------------------------------------------------------------------------
(e)

--------------------------------------------------------------------------------------------------------
(f)

--------------------------------------------------------------------------------------------------------

3.   If the applicant is a corporation or a limited partnership, is     /X/  Yes     / /  No
     the transferee/assignee formed under the laws of, or duly
     qualified to transact business in, the State or other
     jurisdiction in which the system operates?
     If the answer is No, explain in an Exhibit.                            Exhibit No.

4.   Has the transferee/assignee had any interest in or in              / /  Yes     /X/  No
     connection with an application which has been dismissed or denied by any franchise authority?
     If the Answer is Yes, describe circumstances in an Exhibit.            Exhibit No.

5.   Has an adverse finding been made or an adverse final action        / /  Yes     /X/  No
     been taken by any court or administrative body with respect to the transferee/assignee in a civil, criminal or administrative proceeding, brought under the provisions of any law or
     regulation related to the following: any felony; revocation, suspension or involuntary transfer of any authorization
     (including cable franchises) to provide video programming
     services; mass media related antitrust or unfair competition;
     fraudulent statements to another governmental unit; or
     employment discrimination?
     If the answer is Yes, attach as an Exhibit a full description          Exhibit No.
     of the persons and matter(s) involved, including an
     identification of any court or administrative body and any proceeding (by dates and file numbers, if applicable), and the disposition of such proceeding.

6.   Are there any documents, instruments, contracts or                 / /  Yes     /X/  No
     understandings relating to ownership or future ownership rights with respect to any attributable interest as described in
     Question 2 (including, but not limited to, non-voting stock interests, beneficial stock ownership interests, options,
     warrants, debentures)?
     If Yes, provide particulars in an Exhibit.

7.   Do documents, instruments, agreements or understandings for the    /X/  Yes     / /  No
     pledge of stock of the transferee/assignee, as security for loans or contractual performance, provide that: (a) voting rights will remain with the applicant, even in the event of default on the obligation; (b) in the event of default, there will be either a private or public sale of the stock; and (c)
     prior to the exercise of any ownership rights by a purchaser at a sale described in (b), any prior consent of the FCC and/or of the franchising authority, if required pursuant to federal, state or local law or pursuant to the terms of the franchise agreement will be obtained?
     If No, attach as an Exhibit a full explanation.                        Exhibit No.

SECTION III -- TRANSFEREE'S/ASSIGNEE'S FINANCIAL QUALIFICATIONS

1.   The transferee/assignee certifies that it has sufficient net       /X/  Yes     / /  No
     liquid assets on hand or available from committed resources to consummate the transaction and operate the facilities for three months.

2.   Attach as an Exhibit the most recent financial statements,             Exhibit No.
     prepared in accordance with generally accepted accounting                III(2)
     principles, including a balance sheet and income statement for at least one full year, for the transferee/assignee or parent entity that has been prepared in the ordinary course of
     business, if any such financial statements are routinely
     prepared. Such statements, if not otherwise publicly available, may be marked CONFIDENTIAL and will be maintained as
     confidential by the franchise authority and its agents to the extent permissible under local law.

SECTION IV -- TRANSFEREE'S/ASSIGNEE'S TECHNICAL QUALIFICATIONS

Set forth in an Exhibit a narrative account of the transferee's/
assignee's technical qualifications, experience and expertise               Exhibit No.
regarding cable television systems, including, but not limited                  IV
to, summary information about appropriate management personnel that will be involved in the system's management and operations.
The transferee/assignee may, but need not, list a representative sample of cable systems currently or formerly owned or operated.

SECTION V -- CERTIFICATIONS

Part I -- Transferor/Assignor

All the statements made in the application and attached exhibits are considered material representations, and all the Exhibits are a material part hereof and are incorporated herein as if set out in full in the application.

-------------------------------------------------------------------------------------------------------------
 I CERTIFY that the statements in this          Signature
 application are true, complete and correct
 to the best of my knowledge and belief and     /s/  RICHARD H. ROSENCRANS
 are made in good faith.
-------------------------------------------------------------------------------------------------------------
                                                Date
 WILLFUL FALSE STATEMENTS MADE ON THIS FORM         July 28, 1995
 ARE PUNISHABLE BY FINE AND/OR IMPRISONMENT.    -------------------------------------------------------------
 U.S. CODE, TITLE 18, SECTION 1001.             Print full name
                                                    Richard H. Rosencrans
-------------------------------------------------------------------------------------------------------------
 Check appropriate classification
  / / Individual       / / General Partner       /X/ Corporate Officer           / / Other -- Explain:
                                                     (Indicate Title)
                                                     Vice President of Columbia
                                                     International, Inc., the
                                                     general partner of
                                                     Columbia Associates, L.P.
-------------------------------------------------------------------------------------------------------------

Part II -- Transferee/Assignee

All the statements made in the application and attached Exhibits are considered material representations, and all the Exhibits are a material part hereof and are incorporated herein as if set out in full in the application.

The transferee/assignee certifies that he/she:

(a) Has a current copy of the FCC's Rules governing cable television systems.

(b) Has a current copy of the franchise that is the subject of this application, and of any applicable state laws or local ordinances and related regulations.

(c) Will use its best efforts to comply with the terms of the franchise and applicable state laws or local ordinances and related regulations, and to effect changes, as promptly as practicable, in the operation of the system, if any changes are necessary to cure any violations thereof or defaults thereunder presently in effect or ongoing.

-------------------------------------------------------------------------------------------------------------
 I CERTIFY that the statements in this          Signature
 application are true, complete and correct     JONES INTERCABLE OF ALEXANDRIA, INC.
 to the best of my knowledge and belief and     By: /s/  ELIZABETH STEELE
 are made in good faith.                           ---------------------------------
-------------------------------------------------------------------------------------------------------------
                                                Date
 WILLFUL FALSE STATEMENTS MADE ON THIS FORM       July 24, 1995
 ARE PUNISHABLE BY FINE AND/OR IMPRISONMENT.    -------------------------------------------------------------
 U.S. CODE, TITLE 18, SECTION 1001.             Print full name
                                                  Elizabeth Steele
-------------------------------------------------------------------------------------------------------------
 Check appropriate classification
  / / Individual       / / General Partner      /X/ Corporate Officer          / / Other -- Explain:
                                                    (Indicate Title)
                                                    Vice President/General
                                                    Counsel
-------------------------------------------------------------------------------------------------------------

JONES COMMUNICATIONS OF                         COLUMBIA ASSOCIATES, L.P.
  VIRGINIA, INC., f/k/a                         9 Greenwich Office Park
  JONES INTERCABLE OF                           Post Office Box 4624
  ALEXANDRIA, INC.                              Greenwich, Connecticut 06830
9697 East Mineral Avenue
Englewood, Colorado 80155-33009

                                                               November 21, 1995

Department of the Army
U.S. Army Fort Belvoir
Fort Belvoir, Virginia, 22060
Attention: Mr. Mark Newton
           Contracting Officer
           Directorate of Contracting
           Contracting Division

    Re:  Assignment of Cable Television Franchise Agreement
         No. DAHC35-90-H-0018, Fort Belvoir, Virginia

Ladies and Gentlemen:

     Reference is hereby made to the Cable Television Franchise Agreement, No. DAHC 35-90-H-0018, dated August 8, 1990 (the "Franchise Agreement"), between the United States of America as represented by the Contracting Officer of the Directorate of Contracting of the Contracting Division of the United States Army Fort Belvoir (the "U.S. Army Fort Belvoir") and Columbia Associates, L.P., a Delaware limited partnership ("Columbia"). Reference is also hereby made to the Asset Purchase Agreement, dated as of June 30, 1995 (the "Purchase Agreement"), by and between Columbia and Jones Intercable, Inc., a Colorado corporation ("Jones"), pursuant to which Columbia agreed to sell to Jones (or any wholly-owned subsidiary of Jones) substantially all of Columbia's assets comprising its cable television systems in the Commonwealth of Virginia (the "Systems"), including, without limitation, the cable television system currently owned by Columbia which serves the U.S. Army Fort Belvoir in Fort Belvoir, Virginia.

     Please be advised that Jones has assigned all of its rights and obligations under the Purchase Agreement to its wholly-owned subsidiary, Jones Communications of Virginia, Inc., a Colorado corporation formerly known as Jones Intercable of Alexandria, Inc., ("Jones of Virginia"). It is currently contemplated that the sale of the Systems by Columbia to Jones of Virginia shall be consummated on November 29, 1995. Columbia and Jones of Virginia hereby agree that upon the consummation of the sale of the Systems by Columbia to Jones of Virginia, Columbia shall transfer and assign all of its rights, obligations, duties and liabilities under the Franchise Agreement to Jones of Virginia and Jones of Virginia shall assume all such rights, obligations, duties and liabilities from Columbia. Jones of Virginia hereby also agrees that upon the consummation of the sale of the Systems from Columbia to it, Jones of Virginia shall perform all of its duties, liabilities and obligations under the Franchise Agreement in accordance with the terms and conditions of the Franchise Agreement.

     Columbia and Jones of Virginia hereby jointly request that the U.S. Army Fort Belvoir sign this letter agreement in the space provided for its signature below in order to signify its consent to and agreement with the following items:

     1. The U.S. Army Fort Belvoir hereby consents to the sale of the Systems from Columbia to Jones of Virginia pursuant to the terms of the Purchase Agreement and to the transfer and assignment by Columbia to Jones of Virginia of all of Columbia's rights, obligations, duties and liabilities under the Franchise Agreement. The foregoing consent to the sale of the Systems from Columbia to Jones of Virginia and to the transfer and assignment of all of Columbia's rights, obligations, duties and liabilities under the Franchise Agreement to Jones of Virginia shall be effective upon the closing of the sale of the Systems by Columbia to Jones of Virginia. Such closing is currently expected to occur on November 29, 1995 and notice of any cancellation, change or termination of such closing date shall be given to the U.S. Army Fort Belvoir by Columbia or Jones of Virginia.

     2. The U.S. Army Fort Belvoir hereby confirms that, to its knowledge, the Franchise Agreement is currently in full force and effect, Columbia is currently the authorized grantee under the Franchise Agreement, Columbia is in compliance in all material respects with the terms and conditions of the Franchise Agreement and no event has occurred or exists which would permit the U.S. Army Fort Belvoir to revoke or terminate the Franchise Agreement.

     3. By virtue of the fact that in conjunction with the sale of the Systems from Columbia to Jones of Virginia, Columbia and Jones of Virginia will be entering into a Novation Agreement with the United States of America, as represented by the Commanding General of the Marine Corps Base of Quantico, Virginia, it is not necessary under any laws, rules, regulations, decrees or orders of the United States of America for Columbia, Jones of Virginia and the United States of America, as represented by the U.S. Army Fort Belvoir, to enter into a separate Novation Agreement with respect to the sale of the Systems from Columbia to Jones of Virginia or the transfer and assignment by Columbia to Jones of Virginia of all of Columbia's rights, obligations, duties and liabilities under the Franchise Agreement.

     4. Upon the execution of this letter agreement by the U.S. Army Fort Belvoir, all actions and steps necessary to approve the sale of the Systems from Columbia to Jones of Virginia and the transfer and assignment by Columbia to Jones of Virginia of all of Columbia's rights, obligations, duties and liabilities under the Franchise Agreement shall have been duly and validly taken and no further actions or steps are required to be taken by the U.S. Army Fort Belvoir, or any representative thereof, or by Columbia or Jones of Virginia, or any representative thereof, in order to effectuate such sale, transfer and assignment.

     Columbia and Jones of Virginia hereby jointly request that the U.S. Army Fort Belvoir indicate its agreement with all of the foregoing terms of this letter agreement by signing the three (3) enclosed copies of this letter agreement in the space provided for its signature below, retaining one executed copy of this letter agreement for its records and returning two executed (2) copies of this letter agreement to Mr. Troy Fitzhugh, c/o Columbia Cable of Virginia, 4391 Dale Boulevard, Woodbridge, Virginia 22193 ((703) 670-0189) as soon as possible. This letter agreement may be executed in separate counterpart copies, each of which shall be deemed to be an original, but all of which taken together shall be deemed to be a single instrument.

     Thank you for your consideration of this request.

                                    Very truly yours,

                                    COLUMBIA ASSOCIATES, L.P.

                                    By: Columbia International, Inc.,
                                        its managing general partner


                                    By:
                                        ------------------------------------
                                        Name:  Richard H. Rosencrans
                                        Title: Vice-President
                                        Date:  November 21, 1995

                                    JONES COMMUNICATIONS OF VIRGINIA, INC.,
                                    JONES INTERCABLE OF ALEXANDRIA, INC.

                                    By: /s/  Elizabeth Steele
                                        ------------------------------------
                                        Name:
                                        Title:
                                        Date:  November 21, 1995

ACCEPTED AND AGREED IN ALL
RESPECTS AS OF THE DATE HEREOF:

DIRECTORATE OF CONTRACTING
CONTRACTING DIVISION
UNITED STATES ARMY FORT BELVOIR
FORT BELVOIR, VIRGINIA


By:
    ------------------------------------
    Name:  Mr. Mark Newton
    Title: Contracting Officer
    Date:

                              FRANCHISE AGREEMENT

                                    BETWEEN

                               FORT BELVOIR ARMY
                             FORT BELVOIR, VIRGINIA

                                      AND

                           COLUMBIA ASSOCIATES, L.P.
                                     D/B/A
                           COLUMBIA CABLE OF VIRGINIA

                      CABLE TELEVISION FRANCHISE AGREEMENT

                              NO. DAHC35-90-H-0018

                         (SUPERSEDING DABT56-8I-C-0022)

                             FORT BELVOIR, VIRGINIA

                      AUGUST 8, 1990 THROUGH MAY 31, 2005

                RENEWAL OF CABLE TELEVISION FRANCHISE AGREEMENT
                    FORT BELVOIR, VIRGINIA, DAHC35-90-H-0018

                               TABLE OF CONTENTS

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
ARTICLE I:        FRANCHISE TERM
  Section 1.      Renewal of Franchise Agreement                                                                 1

ARTICLE II:       GRANT OF AUTHORITY
  Section 1.      Designated Franchising Authority                                                               1
  Section 2.      Franchise Non-Exclusivity                                                                      1
  Section 3.      Notice to the Grantee                                                                          1

ARTICLE III:      DEFINITIONS                                                                                    1

ARTICLE IV:       FRANCHISE CONDITIONS
  Section 1.      Franchise Review and Modification                                                              4
  Section 2.      Performance Evaluation Session                                                                 5
  Section 3.      Renewal of Franchise                                                                           6
  Section 4.      Franchise Revocation Procedures                                                                7
  Section 5.      Termination of Franchise                                                                       8
  Section 6.      Franchise Fee                                                                                  8
  Section 7.      Insurance-Bonds-Indemnity                                                                      9
  Section 8.      Transfer of Franchise                                                                         10

ARTICLE V:        SUBSCRIBER FEES AND RECORDS
  Section 1.      Subscriber Fees                                                                               11
  Section 2.      Books and Records                                                                             12

ARTICLE VI:       SYSTEM OPERATIONS
  Section 1.      System Description and Service                                                                13
  Section 2.      Operational Requirements and Records                                                          13
  Section 3.      Tests and Performance Monitoring                                                              14
  Section 4.      Service, Adjustment and Complaint Procedure                                                   15
  Section 5.      Construction & Upgrading of Cable Systems                                                     16
  Section 6.      Protection of Privacy                                                                         17
  Section 7.      Area-Wide Interconnection of Cable System                                                     17
  Section 8.      Use of Cable System By Utilities                                                              18

ARTICLE VII:      DESIGNATED FRANCHISING AUTHORITY'S ADVISORY ROLE
  Section 1.      Establishment of Advisory Committee                                                           18

ARTICLE VIII:     GENERAL PROVISIONS
  Section  1.     Limits on Grantee's Recourse                                                                  18
  Section  2.     Compliance With State and Federal Law                                                         19
  Section  3.     Special License                                                                               19
  Section  4.     Franchise Validity                                                                            19
  Section  5.     Failure to Enforce Franchise                                                                  20
  Section  6.     Rights Reserved to the Grantor                                                                20
  Section  7.     Employment Requirement                                                                        20
  Section  8.     Time Essence of Agreement                                                                     20
  Section  9.     Liquidated Damages                                                                            21
  Section 10.     Grantee May Promulgate Rules                                                                  21
  Section 11.     Delegation of Powers                                                                          21
  Section 12.     Severability                                                                                  22
  Section 13.     Purchase Orders                                                                               22
  Section 14.     Incorporation of Provisions                                                                   22
  Section 15.     Incorporation of Grantee's Proposal                                                           21
  Section 16.     Acceptance                                                                                    22
Signature Page                                                                                                  23
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                                        i

                RENEWAL OF CABLE TELEVISION FRANCHISE AGREEMENT
                    FORT BELVOIR, VIRGINIA, DAHC35-90-H-0018

                               TABLE OF CONTENTS

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
APPENDIX A:       Preconstruction Checklist                                         (4 pages)

APPENDIX B:       List of Subscriber Locations                                     (17 pages)

APPENDIX C:       Forms

               Form A -- Ownership and Control Information
               Form B -- Ownership Qualifications
               Form C -- Character Qualifications
               Form D -- Cable Holdings
               Form E -- Former Franchises or Ownership Interests
               Form F -- Financial Resources, Existing Capital Commitments, and
                         Potential Building Commitments
               Form G -- Financial Pro Forma
               Form H -- Service Areas, Construction Schedules, and Construction
                         Practices
               Form I -- Channel Capacity And System Design
               Form J -- Proposed Signal Carriage And Channel Allocations
               Form K -- Command Channel and Access Programming
               Form L -- Proposed Rates
               Form M -- Employment Practices
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                                       ii

       RENEWAL OF CABLE TELEVISION FRANCHISE AGREEMENT, FORT BELVOIR, VA.

                           ARTICLE I: FRANCHISE TERM

SECTION I. RENEWAL OF FRANCHISE AGREEMENT.

A. Franchise Agreement No. DABT56-81-C-0022 granted on December 20, 1980 and expiring May 31, 1990 to provide cable television services to U.S. Army Fort Belvoir, Virginia, is hereby superseded by this renewal agreement number DAHC35-90-H-0018.

B. The term of this renewed franchise agreement shall be no more than fifteen
(15) years and is effective on date of Grantee's acceptance and agreement through May 31, 2005.

                         ARTICLE II: GRANT OF AUTHORITY

SECTION 1. DESIGNATED FRANCHISING AUTHORITY.

A. The Installation Commander of U.S. Army Fort Belvoir or his designate shall act as the Designated Franchising Authority.

SECTION 2. FRANCHISE NON-EXCLUSIVITY.

A. Without regard to whether the terms "exclusive" or "non-exclusive" may be used in the franchise agreement, no franchise granted shall be deemed to preclude the Designated Franchising Authority from granting such other franchise(s) to use and occupy the rights-of-way of the Installation for cable television or any other purposes as the Designated Franchising Authority may deem appropriate in order to serve the needs and interests of the U.S. Army, the Installation and its personnel. Provided, however, if an additional franchise(s) or other similar rights are granted, they shall not be granted on terms more favorable than those contained in any preexisting franchise unless the preexisting franchisee (Grantee) is permitted to abide by the most favorable terms and conditions.

SECTION 3. NOTICE TO THE GRANTEE

A. Except as otherwise provided in the franchise, the Designated Franchising Authority shall not take any final action involving the review, renewal, revocation or termination of the Grantee's franchise unless the Designated Franchising Authority has advised the Grantee in writing, at least thirty (30) days prior to such action, as to the proposed action and permits the Grantee to submit a response. The notice provided for in this Section shall be in addition to, and not in lieu of, the notice to Grantee and opportunity to cure any default provided for herein.

                            ARTICLE III: DEFINITIONS

The following terms, phrases, acronyms, words and their derivations shall have the meaning given herein, unless the context clearly indicates that another meaning is intended. When not inconsistent with the context, words used in the present tense include the future, words in the plural number include the singular number, and words in the singular number include the plural number. The word "shall"is always mandatory and not merely directory.

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Franchise Agreement No. DAHC35-90-H-0018

A. "AR 25-1" -- Army Regulation 25-1, The Army Information Resources Management Program. Army's policies and regulations for the management of information and information systems in accordance with Information Mission Area concept throughout the Army.

B. "Auxiliary Services" means any communications services in addition to "regular subscriber services" including, but not limited to services for which a per-program or per-channel charge is made, pay TV, burglar alarm services, data or other electronic transmission services, facsimile reproduction services, meter reading services and home shopping services, interactive two-way services and any other service utilizing any facility or equipment of a cable television system operating pursuant to a franchise granted under the franchise.

C. "Cable Retail Rate" means the rate charged for a single outlet of basic cable television service charged to a cable customer.

D. "Cable Television System" (or "Cable Communications System") means any non-broadcast facility consisting of a set of transmission paths and associated signal generation, reception, and control equipment, that distributes or is designed to distribute to subscribers audio, video and other forms of electronic or electrical signals, but such term shall not include any such facility that serves or will service only subscribers in one or more multiple unit dwellings under common ownership, control or management, which does not use municipal or installation rights-of-way.

E. "Channel (Video)" is a band of frequencies, six megahertz wide in the electromagnetic spectrum capable of carrying one audio-visual television signal.

F. "Converter" means an electronic device which converts signals to a frequency not susceptible to interference within the television receiver of a subscriber, and by an appropriate channel selector also permits a subscriber to view all signals delivered at designated dial locations.

G. "Designated Franchising Authority" means the person, department, office or agency designated by the Installation Commander to act in matters related to cable television. In the absence of any specific designation by the Installation Commander, the Installation Commander or his designate shall act as the designated franchising authority.

H. "Installation Commander" means the Commander of the U.S. Army Installation which encompasses the cable television franchise area.

I. Installation Cable Television (CATV) Management Functions:

     1. Director of Information Management (DOIM): Provides overall staff management and oversight. Operates the reserved government channels and maintains the compliance log for monitoring compliance with the franchise.

     2. Director of Personnel and Community Affairs (DPCA) or a corresponding Nonappropriated Fund Instrumentality. When

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Franchise Agreement No. DAHC35-90-H-0018

designated, functions as the primary authority for the CATV franchising/renewal processes.

     3. Director, Facilities Engineer (DEH). Advises on construction and installation sites.

     4. Public Affairs Officer. Advises and provides programming for the reserved government channels.

     5. Contracting Officer, Directorate of Contracting (DOC) solicits and negotiates proposals, and awards the franchise agreement.

     6. Chief, T-ASA, USAISEC. Assists the DOIM and the Contracting Officer on technical aspects of the franchise agreement when requested.

I. "Fair Market Value" means the price that a willing buyer would pay to a willing seller for a going concern.

J. "Federal Communications Commission" or "FCC" means the federal agency of that name as constituted by the Communications Act of 1934, or any successor agency created by the United States Congress.

K. "Franchise" means the non-exclusive rights granted hereunder to construct and operate a cable television system along the public ways in the Installation, or within specified areas in the Installation, and is not intended to include any license or permit required for the privilege of transacting and carrying on a business within the Installation as may be required by other franchises and laws of the Installation.

L. "Franchise Area" means that portion of the Installation for which a franchise is granted. If not otherwise stated in the franchise, the Franchise Area shall be the geographic limits of the Installation including all territory thereafter annexed to the Installation.

M. "Franchisee" -- see "Grantee"

N. "Grantee" means the natural person, partnership, domestic or foreign corporation, association, joint venture, or organization of any kind granted a franchise by the Designated Franchising Authority or his designee or its lawful and approved successor, transferee or assignee. Formerly known as franchises.

O. "Gross Revenues" means all revenue derived directly or indirectly from the operation or use of all or part of the franchise cable television system by the Grantee, its affiliates, subsidiaries, parents, and any person in which the Grantee has a financial interest including, but not limited to, revenue from regular subscriber service fees, auxiliary service fees, installation and reconnection fees, leased channel fees, converter rentals, studio rental, production equipment and personnel fees, and advertising revenues; provided, however, that this shall not include any taxes on services furnished by the Grantee herein imposed directly upon any subscriber or user

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Franchise Agreement No. DAHC35-90-H-0018

by the State, local or other governmental unit and collected by the Grantee on behalf of said governmental unit.

P. "Installation" means the U.S. Army Installation upon which the cable television system shall be operated and the rights of way of which Installation shall be utilized by the franchisee.

Q. "Persons" means any people, firms, corporations, associations or other legally recognized entities.

R. "Right-of-Way" means the surface, the air space above the surface, and the area below the surface of any street, highway, lane, path, alley, sidewalk, boulevard, drive, bridge, tunnel, park, parkways, waterways, or other right-of-way including utility easements or rights-of-way, and any temporary or permanent fixtures or improvements located thereon now or hereafter held by the Installation which shall entitle the Installation and the Grantee to the use thereof for the purpose of installing and maintaining the Grantee's cable television system.

S. "Regular Subscriber Service" means the distribution to subscribers of signals over the cable television system on all channels except those for which a per-program or per-channel charge is made, two-way services, and those intended for reception by equipment other than a television broadcast receiver.

T. "Schools" means all public, or private tax-exempt educational institutions, including qualified day care facilities, elementary and secondary schools, or other educational facilities which may be located within or adjacent to the franchise area.

U. "Subscriber" means any person who receives the regular subscriber service and/or any one or more of such other services as may be provided by the Grantee's cable television system, and does not further distribute such service(s).

V. "Two-way Service" means the subscriber or any other location shall have the capability to choose whether or not to respond immediately or by sequential delay by utilizing any type of terminal equipment whatever, by push-button code, dial code, meter, voice, video including, but not limited to, audio and video, electrical or mechanically produced signal, display and/or interrogation.

W. "User" means a person or organization utilizing a system channel or system equipment and facilities for purposes of production and/or transmission of material, as contrasted with receipt thereof in a subscriber capacity.

                        ARTICLE IV: FRANCHISE CONDITIONS

SECTION 1. FRANCHISE REVIEW AND MODIFICATION.

A. It shall be the policy of the Designated Franchising Authority to amend a franchise, upon application of the Grantee, when necessary to enable the Grantee to take advantage of

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Franchise Agreement No. DAHC35-90-H-0018

advancements in the state-of-the-art which will afford it an opportunity to more effectively, efficiently, or economically serve its subscribers; provided, however, that this Section shall not be construed to require the Designated Franchising Authority to make any amendment. Further, during the term of the franchise, the Designated Franchising Authority may set forth the time and place of a special meeting, the purpose of which will be to consider system performance, system design modifications, and the possible need for the adoption of reasonable and appropriate modifications of the franchise of a nature that would not result in effectively terminating same.

SECTION 2. PERFORMANCE EVALUATION SESSION:

A. The Designated Franchising Authority and the Grantee shall hold scheduled performance evaluation sessions once every three years within thirty (30) days anniversary date of the Grantee's award of the franchise. The Designated Franchising Authority shall notify the Grantee in writing, at least sixty (60) days in advance, of each of the specified performance evaluation sessions of the subject matter to be evaluated and any information required to be presented by the Grantee.

B. Special evaluation sessions may be held at any time during the term of the franchise at the request of the Designated Franchising Authority or the Grantee.

C. Topics which may be discussed at any scheduled or special evaluation session may include, but are not limited to, payment of franchise fees, penalties, free or discounted services, applications of new technologies, system performance, services provided, programming offered, customer complaints, amendments to the franchise, judicial or regulatory rulings, line extension policies and rules or procedures of either the Grantee or Designated Franchising Authority.

D. During a review and evaluation by the Designated Franchising Authority, the Grantee shall fully cooperate with the Designated Franchising Authority and shall provide such information and documents as the Designated Franchising Authority may need to reasonably perform its review.

E. If at any time during its review, the Designated Franchising Authority determines that reasonable evidence exists of inadequate cable system performance, it may require the Grantee to perform tests and analyses directed toward the suspected inadequacies. The Grantee shall fully cooperate with the Designated Franchising Authority in performing such testing and shall prepare results and a report if requested within thirty (30) days after notice. Such report shall include the following information.

     1. The nature of the complaint or problem which precipitated the special tests;

     2. What system component was tested;

     3. The equipment used and procedures employed in testing;

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Franchise Agreement No. DAHC35-90-H-0018

     4. The method, if any, in which such complaint or problem was resolved;

     5. Any other information pertinent to said tests and analyses which may be required.

     6. The Designated Franchising Authority may require the test to be supervised at Grantee's expense by a professional engineer to be approved by the Designated Franchising Authority not on the permanent staff of the Grantee. The engineer shall sign all records of special tests and forward to the Designated Franchising Authority such records with a report interpreting the results of the test and recommending actions to be taken.

F. The Designated Franchising Authority's right under this section shall be limited to requiring tests, analysis and reports covering specific subjects and characteristics based on said complaints or other evidence when and under such circumstances as the Designated Franchising Authority has reasonable grounds to believe that the complaints or other evidence require that tests be performed to protect the public against substandard cable service.

SECTION 3. RENEWAL OF FRANCHISE

A. At the expiration of the term for which a franchise is granted the Designated Franchising Authority may grant a renewal franchise pursuant to procedures consistent with the Cable Communications Act of 1984, or other applicable Federal Law, for a term of such reasonable length as may be determined by the Designated Franchising Authority in its discretion. If such Federal procedures are repealed, any franchise holder desirous of renewing its franchise shall file an application for renewal at least twelve (12) months prior to expiration of the term of its currently existing franchise. All renewal applications shall contain the information required by the Designated Franchising Authority and shall be accompanied by such application fee as has been determined by the Designated Franchising Authority. Upon receipt of said renewal application the Designated Franchising Authority shall determine whether the application/proposal meets the Installation's present and future telecommunications needs and interests. Upon the conclusion of said public hearing, the Board may issue a renewal franchise for an additional period of up to fifteen (15) years, based upon a consideration of the applicable factors specified in Federal Law. Nothing contained in this section shall be construed or interpreted to grant to any franchise holder any vested right to a renewal term at the expiration of the original term of its franchise or any renewal period granted under the provisions of this subsection.

B. In the event the Designated Franchising Authority elects not to grant a renewal of the franchise under the provisions of Section A of this article, the franchise holder shall have a period of one (1) year to sell its CATV system to a person approved by the Designated Franchising Authority, which approval shall not be unreasonably withheld. In the alternative, the franchisee shall have a period of one year after termination of service to remove, at its expense, all portions of the CATV

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Franchise Agreement No. DAHC35-90-H-0018

system from the public rights-of-way. In the event such previous franchise holder does not effectuate a sale of its CATV system to a person approved by the Designated Franchising Authority or does not remove all portions of its CATV system from said public rights-of-way within said period of one (1) year, the portions of the CATV system that remain within said public rights-of-way shall be forfeited to and shall thereby become the property of

C. In the period between termination of the franchise and the granting of another franchise, which period shall not exceed ten (10) months, the Grantee shall continue to provide service to the public as if its franchise were still in effect.

SECTION 4. FRANCHISE REVOCATION PROCEDURES

A. Whenever a Grantee shall refuse, neglect or willfully fail to construct, operate or maintain its cable television system or to provide service to its subscribers in accordance with the material terms of the franchise, or to make required extensions of service, or in any other way substantially violates the material terms and conditions of the franchise or practices any fraud or deceit upon the Designated Franchising Authority or its subscribers, or if a Grantee becomes insolvent, or unable to or unwilling to pay its uncontested debts, or is adjudged bankrupt, or seeks relief under the bankruptcy laws, then the franchise may be revoked.

B. In the event the Designated Franchising Authority believes that grounds for revocation exist or have existed, the Designated Franchising authority shall notify Grantee, in writing, setting forth the nature and facts of such noncompliance. If, within thirty (30) days following such written notification, the Grantee has not furnished reasonably satisfactory evidence that corrective action has been taken or is being actively and expeditiously pursued, or that the alleged violations did not occur, or that the alleged violations were beyond the Grantee's control, the Designated Franchising Authority may schedule a hearing in accordance with procedures established herein.

C. The Designated Franchising Authority shall not revoke a franchise pursuant to this Section until it has given written notice to the Grantee that it proposes to take such action, and the grounds therefor. The Designated Franchising Authority shall not revoke a franchise until the Grantee, or its representative, has had reasonable opportunity to be heard before the Designated Franchising Authority and show that the proposed grounds for revocation did not or do not exist, as the case may be.

D. At such hearing, the Designated Franchising Authority shall be required to present evidence establishing Grantee's breach of its obligations under the franchise and Grantee shall have the right to examine witnesses and present evidence on its behalf. At the conclusion of the public hearing, the Designated Franchising Authority shall determine whether the franchise should be revoked and shall set forth in writing, the facts and reasons upon which its decision is based.

E. A Grantee shall not be subject to the sanctions of this Section for any act or omission wherein such act or omission was

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Franchise Agreement No. DAHC35-90-H-0018

beyond the Grantee's control. An act or omission shall not be deemed to be beyond a Grantee's control if committed, omitted, or caused by a corporation or other business entity which holds a controlling interest in the Grantee, whether held directly or indirectly. Further, the inability of a Grantee to obtain financing, for whatever reason, shall not be an act or omission which is "beyond the Grantee's control."

SECTION 5. TERMINATION OF FRANCHISE

A. In the event the franchise is terminated, whether by revocation, expiration, or otherwise, the Grantee may continue to operate the cable system pursuant to the terms and conditions of the terminated franchise, until the happening of one of the following:

     1. A new franchise or an extension of an expired franchise is granted;

     2. In the case of a revocation, or a denial of renewal or extension, the Grantee has acquiesced in such decision or a final adjudication has been made, including any appeal, and has resulted in a finding or order that Grantee is not entitled to a reinstatement, renewal or extension of the Franchise and is not otherwise entitled by law to continue operation of the cable system. The passage of six months with no appeal to an appellate court.

     3. In the event that the Designated Franchising Authority denies renewal or revokes the franchise, Grantee shall be afforded a period of one (1) year, from the effective date of the final order denying renewal or revoking the franchise, including any appeal to transfer or convey the cable system. Approval of such a transfer shall not be unreasonably withheld. In the alternative the Grantee shall have a period of one year to remove, at its expense, all portions of the CATV system from the public rights-of-way. In the event the Grantee does not effectuate a sale of its CATV system to a person approved by the Designated Franchising Authority for a new franchise or does not remove all portions of its CATV system from the said public rights-of-way within said period of one (1) year, the portions of the CATV which remain within the public rights-of-way shall be forfeited to and shall thereby become the property of the Installation.

B. Nothing contained in the franchise shall be construed to limit any power the U.S. Army, the Installation, or the Designated Franchising Authority may have to condemn any property of the Grantee or to obtain such property through the power or eminent domain or through other lawful exercise of its power.

SECTION 6. FRANCHISE FEE

A. In conjunction with the Grantee's provision of free cable service to various locations as described in Article VI, Section 1.B, and Grantee's intention to provide cable television service to post subscribers at lower rates than those generally charged for equivalent cable service in the Washington, D.C. area, the Army waives its right to a franchisee fee in order to allow post

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Franchise Agreement DAHC35-90-H-0018

subscribers the best variety of quality programming/stations at the lowest rates possible. However, the Designated Franchising Authority may request to negotiate a fee if in its opinion rates are increased for post subscribers to a level that does not reflect the absence of a franchisee fee.

SECTION 7. INSURANCE-BONDS-INDEMNITY

A. Upon the granting of a renewal and at all times during the term of the franchise, including the time for removal of facilities or management as a trustee as provided for herein, the Grantee shall obtain, pay all premiums for, and file with the Installation written evidence of payment of premiums and executed duplicate copies of the following:

1. A general comprehensive liability policy indemnifying, defending and saving harmless the Installation, its officers, agents or employees from any and all claims by any person whatsoever on account of injury to or death of a person or persons occasioned by the operations of the Grantee under the franchise herein granted, or alleged to have been so caused or occurred, with a minimum liability of One Million Dollars ($1,000,000) per personal injury or death of any one person and Three Million Dollars ($3,000,000) for personal injury or death of any two or more persons in any one occurrence.

2. Property damage insurance indemnifying, defending, and saving harmless the Installation, its officers, boards, commissions, agents and employees from and against all claims by any person whatsoever for property damage occasioned by the operation of Grantee under the franchise herein granted, or alleged to have been so caused or occurred, with a minimum liability of One Million Dollars ($1,000,000) for property damage to the property of any one person and Three Million Dollars ($3,000,000) for property damage to the property of two or more persons in any one occurrence.

3. A performance bond running to the Installation with good and sufficient surety approved by the Installation in the amount specified in the franchise, or if no amount is specified therein, then in the sum of Five Hundred Thousand Dollars ($500,000), conditioned upon the faithful performance and discharge of the obligations imposed by the franchise. The Installation's right to recover under the bond shall be in addition to any other rights retained by the Installation under this franchise and other applicable law. Any proceeds recovered under the bond may be used to reimburse the Installation for the loss of valuable consideration given for the grant of the franchise and such additional expenses as may be incurred by the Installation as a result of Grantee's failure to comply with the obligations imposed by this franchise and the franchise including, but not limited to, attorney's fees and costs of any action or proceeding, the cost of refranchising, and the cost of removal or abandonment of any property, or other costs which may be in default.

B. The bond and all insurance policies called for herein shall be issued by companies licensed to do business within the Installation, and shall be in a form satisfactory to the Army and

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Franchise Agreement No. DAHC35-90-H-0018

shall require thirty (30) days written notice of any cancellation to both the Designated Franchising Authority and the Grantee. The Grantee shall, in the event of any such cancellation notice, obtain, pay all premiums for, and file with the Installation, written evidence of the issuance of replacement bond or policies within thirty (30) days following receipt by the Designated Franchising Authority or the Grantee of any notice of cancellation.

C. The Grantee shall, at its sole cost and expense, indemnify and hold harmless the Installation, its officials, boards, commissions, consultants, agents and employees against any and all claims, suits, causes of action, proceedings, and judgments for damage arising out of the award of a franchise to the Grantee and its operation of the cable television system under the franchise. These damages shall include, but not be limited to, penalties arising out of copyright infringements and damages arising out of any failure by Grantee's cable television system whether or not any act or omission complained of is authorized, allowed, or prohibited by the franchise. Indemnified expenses shall include, but not be limited to, all out-of pocket expenses, such as attorney fees, and shall also include the reasonable value of any services rendered by the Designated Franchising Authority or any consultants, agents and employees of the Designated Franchising Authority.

SECTION 8. TRANSFER OF FRANCHISE

A. A franchise shall be a privilege to be held in personal trust by the Grantee. It shall not be assigned, transferred, sold or disposed of, in whole or in part, by voluntary sale, sale and leaseback, merger, consolidation or otherwise or by forced or involuntary sale, without prior consent of the Designated Franchising Authority expressed by resolution and then on only such conditions as may therein be prescribed. Any sale, transfer or assignment not made according to the procedures set forth in the franchise shall render the franchise void. The sale, transfer or assignment in bulk of the major parts of the tangible assets of the Grantee shall be considered an assignment and shall be subject to the provisions of this Section.

B. Any sale, transfer or assignment authorized by the Designated Franchising Authority shall be made by a bill of sale or similar document, an executed copy of which shall be filed with the Designated Franchising Authority within thirty
(30) days after any such sale, transfer or assignment. The Designated Franchising Authority shall not withhold its consent unreasonably; provided, however, the proposed assignee agrees to comply with all the provisions of the franchise and amendments thereto, and must be able to provide proof of legal, technical, financial, and character qualifications as determined by the Designated Franchising Authority.

C. No such consent shall be required for a transfer in trust, mortgage, or other instrument of hypothecation, in whole or in part, to secure an indebtedness except when such hypothecation shall exceed seventy-five percent (75%) of the fair market value (as defined in Article III) of the property used by the Grantee in the operation of its cable television system. Prior

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Franchise Agreement No. DAHC35-90-H-0018

consent of the Designated Franchising Authority, expressed by resolution, shall be required for such transfer and said consent shall not be withheld unreasonable.

D. Prior approval of the Designated Franchising Authority shall be required where ownership or control of twenty percent (20%) or more of the right of control of the Grantee is acquired during the term of the franchise in any transaction or series of transactions by a person or group of persons acting in concert, none of whom owned or controlled twenty percent (20%) or more of such right of control, singularly or collectively on the effective date of the franchise. By its acceptance of this franchise the Grantee specifically grants and agrees that any such acquisition occurring without prior approval of the Designated Franchising Authority shall render the franchise void.

E. The consent of the Designated Franchising Authority to any sale, transfer, lease, trust, mortgage or other instrument of hypothecation shall not constitute a waiver or release of any of the rights of the Installation under the franchise.

                     ARTICLE V: SUBSCRIBER FEES AND RECORDS

SECTION 1. SUBSCRIBER FEES

A. The Grantee agrees that the Designated Franchising Authority shall have the authority and right to cause the Grantee's fees for all services, to the extent permitted by law or FCC rules and regulations, to conform to the provisions contained herein.

B. All charges to subscribers shall be consistent with a schedule of fees for all services offered as established by the Grantee. Changes in the fee schedule shall not take effect until at least thirty (30) days after notification of same is delivered to the Designated Franchising Authority and to current subscribers and users.

C. The Grantee shall not, with regard to fees, discriminate or grant any preference or advantage to any person; provided, however, that the Grantee may establish different rates for different classes of subscribers, provided that the Grantee not discriminate between any subscribers of the same class.

D. The Grantee shall be required to apprise in writing each new subscriber of all applicable fees and charges for providing cable television service.

E. Grantee may, at its own discretion, in a non-discriminatory manner, waive, reduce or suspend connection fees and/or monthly service fees for promotional purposes.

F. Except as may be otherwise provided in a franchise, a subscriber shall have the right to have its service disconnected without charge; such disconnection shall be made as soon as practicable and in no case later than thirty (30) days following notice to the Grantee of same. No Grantee shall enter into any agreement with a subscriber which imposes any charge following disconnection of service, except for reconnection and subsequent monthly or periodic charges, and those charges shall be no

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Franchise Agreement No. DAHC35-90-H-0018

greater than charges for new customers. This Section shall not prevent a Grantee from refusing service to any person because the Grantee's prior accounts with that person remain due and owing.

G. Except as may be otherwise provided in a franchise, a Grantee may offer service which requires advance payment of periodic service charges for no more than one (1) year in advance subject to the conditions contained in this paragraph. A customer shall have the right, at any time, to have its service disconnected without charge and with a refund of unused service charges paid to the customer within thirty (30) days from the date of service.

H. Bulk Rate: In addition to the individually billed subscribers served by the Grantee, the Grantee will enter into annual appropriated and nonappropriated fund contracts/orders. The bulk rate described in Form L, page 3 of 3, will apply to those buildings that contain nine (9) or more cable outlets. Any increase in the bulk rates will take effect on the first day of the Government fiscal year, currently October 1st.

SECTION 2. BOOKS AND RECORDS.

A. A Grantee shall, (1) within thirty (30) days following the acceptance of a franchise, and (2) at least yearly thereafter, and (3) within thirty (30) days of the change of ownership of three percent (3%) or more of the outstanding stock or equivalent ownership interest of a Grantee, furnish the Designated Franchising Authority a list, showing the names and addresses of persons owing three percent (3%) or more of the outstanding stock or equivalent ownership interest of the Grantee. Such a list shall include a roster of the Grantee's officers and directors (or equivalent managerial personnel) and their addresses.

B. A Grantee shall maintain books and records of its operations within the Installation to show total revenues by service category in sufficient detail, consistent with generally accepted accounting principles.

C. A Grantee shall maintain such books and records for the Franchise Area specified in the franchise separately from any other operations; provided, however, that any expenses or expenditures which apply to both the system in said Franchise Area and any other operations shall be reasonably allocated between all such operations, consistent with generally accepted accounting principles. Such books and records shall be retained, in any reasonable form, for a period of not less than fifteen (15) years. The Designated Franchising Authority shall have the right to extend the retention period through the term of any renewed franchise.

D. The books and records of the Grantee's operation within the Installation shall be made available during normal business hours for inspection and audit by the Designated Franchising Authority within thirty (30) days after such request has been made.

E. Copies of the Grantee's schedule of charges, contract or application forms for subscriber service, policy regarding the processing of subscriber complaints, delinquent subscriber disconnect and reconnect procedures and any other terms and

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Franchise Agreement No. DAHC35-90-H-0018

conditions adopted as the Grantee's policy in connection with its subscribers, including amendments thereto or changes thereof, shall be filed with the Designated Franchising Authority and shall be made available for inspection by the public in the Grantee's local office.

                         ARTICLE VI: SYSTEM OPERATIONS

SECTION 1. SYSTEM DESCRIPTION AND SERVICE

A. The cable television system installed by Grantee shall comply in all respects with the technical performance requirements set forth in the FCC's Rules for Cable Television including applicable amendments thereto; provided, however, that nothing contained herein shall be construed to prohibit the Grantee from proposing to comply with more rigid technical performance requirements, in which case the Grantee's application shall be incorporated by reference in the franchise and will be binding on the Grantee. If the FCC should delete said requirements, the Designated Franchising Authority hereby reserves the right to amend the franchise to incorporate similar standards and every franchise granted shall be subject to such reserved power whether or not expressly so conditioned.

B. Grantee shall provide without charge a single outlet of basic service to post firehouses, hospitals, barrack dayrooms and recreation centers. Any other government buildings requiring cable television service would contract for services through normal contract/order procedures as per Article VIII, Section
13. However, if it is necessary to extend Grantee's trunk or feeder lines more than three hundred (300) feet solely to provide service to any such public building, the Installation or such other building occupant shall have the option either of paying Grantee's direct costs for such extension in excess of three hundred (300) feet, or of releasing Grantee from the obligation to provide service to such building.

C. The Grantee shall not permit the transmission of any programming which by law is under its control that is obscene otherwise constitutionally unprotected speech. At the option of the subscriber, the Grantee shall provide at cost a device capable of locking out any premium programming video and audio signals.

SECTION 2. OPERATIONAL REQUIREMENTS AND RECORDS

A. Grantee shall construct, operate, and maintain the cable television system in full compliance with the rules and regulations, including applicable amendments, of the Federal Communications Commission and all other applicable Federal, State, or local laws and regulations, including the latest editions of the National Electrical Safety Code and the National Fire Protection Association National Electrical Code. The cable television system and all its parts shall be subject to inspection by the Designated Franchising Authority, to review a Grantee's construction plans prior to the commencement of construction.

B. Grantee shall not be required to maintain an office on the installation except the Grantee shall be required to maintain

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Franchise Agreement No. DAHC35-90-H-0018

a location on post for the drop-off of converters by disconnecting subscribers. The SOSA office would be deemed as an appropriate location for this purpose. Grantee shall employ an operator or maintain a telephone answering service twenty-four (24) hours per day, each day of the year, to receive subscriber complaints.

C. Grantee shall exercise its best effort to design, construct, operate, and maintain the systems at all times so that signals carried are delivered to subscribers without material degradation in quality (within the limitations imposed by the technical state-of-the art).

D. A listing of all correspondence, petitions, reports, applications and other documents sent or received by Grantee from Federal or State agencies having appropriate jurisdiction in matters affecting cable television operation shall be furnished by the Grantee to the Designated Franchising Authority within sixty
(60) days of submission or receipt of such documents by Grantee upon request by the Designated Franchising Authority, copies of any such document shall be submitted to the Designated Franchising Authority by the Grantee within thirty
(30) days of such request.

E. In the case of any emergency or disaster, the Grantee shall, upon request of the Designated Franchising authority, make available its facilities to the Installation, without costs, for emergency use during the emergency or disaster period.

SECTION 3. TESTS AND PERFORMANCE MONITORING.

A. Not later than ninety (90) days after any new or substantially rebuilt portion of the system is made available for service to subscribers, technical performance tests shall be conducted by the Grantee to demonstrate full compliance with the Technical Standards of the Federal Communications Commission and the terms of the franchise granted hereunder. Such tests shall be performed by, or under the supervision of, a qualified registered professional engineer or an engineer with proper training and experience. A copy of the report shall be submitted to the Designated Franchising Authority, describing test results and test procedures, and the qualifications of the engineer responsible for the tests.

B. System monitor test points shall be established at or near the output of the last amplifier in the longest feeder line, at or near trunk line extremities, or at the locations to be specified in the franchise. Such periodic tests shall be made at the test points as shall be described by the Designated Franchising Authority, consistent with FCC rules.

C. At any time after commencement of service to subscribers, the Designated Franchising Authority may require additional reasonable tests, including full or partial repeat tests, different test procedures, or tests involving a specific subscriber's terminal, at the Grantee's expense to the extent such tests may be performed by the Grantee's employees utilizing its existing facilities and equipment; provided, however, that the Designated Franchising authority reserves the right to

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

Franchise Agreement No. DAHC35-90-H-0018

conduct its own tests upon reasonable notice to the Grantee and if non-compliance is found, the expense thereof shall be borne by the Grantee. The Designated Franchising Authority will endeavor to arrange its request for such special tests so as to minimize hardship or inconvenience to Grantee or to the subscriber.

D. A copy of the annual performance tests report required by the Federal Communications Commission shall be submitted to the Designated Franchising Authority within thirty (30) days of its completion.

E. The Designated Franchising Authority shall have the right to employ qualified consultants if necessary or desirable to assist in the administration of this, or any other, section of the franchise.

SECTION 4. SERVICE, ADJUSTMENT AND COMPLAINT PROCEDURE

A. Except for circumstances beyond the Grantee's control such as strikes, acts of God, weather, wars, riots and civil disturbances, the Grantee shall establish a maintenance service capable of locating and correcting major system malfunctions promptly. Said maintenance service shall be available at all hours, to correct such major system malfunctions affecting a number of subscribers.

B. A listed local telephone number shall be made available to subscribers for service calls at any time of the day or night. Investigative action shall be initiated in response to all service calls, other than major outages, not later than the next business day after the call is received. Corrective action shall be completed as promptly as practicable. Appropriate records shall be made of service calls showing when and what corrective action was completed. Such records shall be available to the Designated Franchising Authority during normal business hours and retained in Grantee's files for not less than three (3) years.

C. The Grantee shall furnish each subscriber at the time service is installed written instructions that clearly set forth procedures for placing a service call, or requesting an adjustment. Said instructions shall also include the name, address and telephone number of the designated employee of the Designated Franchising Authority and a reminder that the subscriber can call or write the designated employee for information regarding terms and conditions of the Grantee's franchise if the Grantee fails to respond to the subscriber's request for installation, service or adjustment within a reasonable period of time.

D. In the event a subscriber does not obtain a satisfactory response or resolution to his request for service or an adjustment within a reasonable period of time, he may advise the Designated Franchising Authority in writing of his dissatisfaction and the Designated Franchising Authority shall have the authority to investigate the matter and order corrective action as may be appropriate.

E. The Grantee shall interrupt system service after 7:00 a.m. and before 1:00 a.m. of the following day only with good cause

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Franchise Agreement No. DAHC35-90-H-0018

and for the shortest time possible and, except in emergency situations, only after cablecasting notice of service interruption at least twenty-four (24) hours in advance of the service interruption. Service may be interrupted between 1:00 a.m. and 7:00 a.m. for routine testing, maintenance, and repair, with notification, on any day except Saturday or Sunday, or a holiday.

SECTION 5. CONSTRUCTION & UPGRADING OF CABLE SYSTEMS

A. All transmission lines, equipment and structures shall be so installed and located as to cause minimum interference with the rights and appearance of the franchise area. The Grantee shall at all times employ reasonable care and shall install and maintain in use commonly accepted methods and devices for preventing failures and accidents which are likely to cause damage, injuries, or nuisances to the installation. Suitable barricades, flags, lights, flares, or other devices shall be used at such times and places as are reasonably required for the safety of the Installation.

B. All plans for construction, rebuild or upgrading of more than five (5) miles of system shall be approved by the appropriate Government personnel identified by the Government to the Grantee. Any change in the identities of the appropriate Governmental personnel will be communicated to the Grantee as soon as the change in personnel takes place. The following steps presented below will apply in cases of Government approved projects:

  1. Preconstruction Meeting. The basic purpose of the preconstruction meeting is coordination and an exchange of knowledge as to Army installation's construction standards, available resources and various other construction related requirements. The preconstruction checklist at Appendix A shall be utilized by the operator.

  2. First Construction Meeting. The preconstruction checklist shall be completed prior to the first construction meeting and all design issues should be resolved. Issues include permissible cable routes, available poles and conduits, special service locations and internal building wiring design. The operator shall provide a construction schedule to include the following items:

     a. System Activitation Date

     b. System Completion Date

     c. Technical Performance and Picture Quality Check (estimated date)

     d. Begin Marketing (estimated date)

     e. Begin Installations (estimated date)

     Monthly construction reports shall be submitted. The reports shall include amount of feet of cable installed, the amount of electronics spliced, amount of feet of plant activated and status of permits and easements required. The report should note the barracks which have been wired, operator comments and any revision of the construction schedule.

  3. Construction Completion. A Technical Performance and Picture Quality Check Report shall be completed. The operator would then be permitted to commence normal operations.

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Franchise Agreement No. DAHC35-90-H-0018

SECTION 6. PROTECTION OF PRIVACY

A. Grantee shall not permit the transmission of any signal, aural, visual or digital, including "polling" the channel selection, from any subscriber's premises without first obtaining the informed consent of the subscriber, which shall not have been obtained from the subscriber as a condition of any service for which transmission is not an essential element. The request for such consent shall be contained in a separate document which enumerates and describes the transmissions being authorized and includes a prominent statement that the subscriber is authorizing the permission in full knowledge of its provision, and shall be revocable at any time by the subscriber without penalty of any kind whatsoever. This provision is not intended to prohibit the use or transmission of signals useful only for the control or measurement of system performance or used only for billing subscribers.

B. Grantee shall not permit the Designated Franchising Authority of any special terminal equipment in any subscriber's premises that will permit transmission from the subscriber's premises of two-way services utilizing aural, visual or digital signals without first obtaining written permission of the subscriber as provided in Paragraph A of this Section.

C. Grantee, or any of its agents or employees, shall not, without the specific written authorization of the subscriber involved as provided in Paragraph A of this Section, sell or otherwise make available to any party any list which identifies the viewing habits or responses of individual subscribers.

SECTION 7. AREA-WIDE INTERCONNECTION OF CABLE SYSTEM

A. Grantee, if ordered to do so by the Designated Franchising Authority, shall interconnect Access Channels and/or Local Origination Channels of its cable television system with any or all other cable systems providing service in adjacent areas.

B. Upon receiving an order to interconnect, the Grantee shall make a good faith effort to obtain agreements for the sharing of interconnection costs among all interconnecting companies. The Designated Franchising Authority may extend the time to interconnect or may rescind its order to interconnect upon finding that the Grantee has made a good faith effort but has been unable to obtain a reasonable interconnection agreement or that the cost of the interconnection would cause an unreasonable increase in subscriber rates.

C. Grantee shall cooperate with any entity established for the purpose of regulating, financing, or otherwise providing for the interconnection of cable television systems.

D. The Designated Franchising Authority does not require Grantee to provide Local Origination equipment that is compatible with that used by other cable systems within the adjacent areas.

E. Grantee shall make every reasonable effort to cooperate with cable television franchise holders in contiguous communities in order to provide cable service in areas outside the Grantee's Franchise Area.

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Franchise Agreement No. DAHC35-90-H-0018

SECTION 8. USE OF CABLE SYSTEM BY UTILITIES

A. Grantee shall, upon request by the Designated Franchising Authority, provide channel capacity and technical assistance to permit appropriate public or private utilities companies to utilize the cable system in conjunction with utility service or other necessary services. The Grantee shall provide such channel capacity as may be needed for government services. Reasonable charges may be made for provision of additional equipment or labor which may be needed in order to provide or facilitate such uses of the system by the Designated Franchising Authority. The Grantee shall use its best efforts to provide the services and facilities required to accommodate the use of the cable systems for these purposes.

         ARTICLE VII: DESIGNATED FRANCHISING AUTHORITY'S ADVISORY ROLE

SECTION 1. ESTABLISHMENT OF ADVISORY COMMITTEE

A. The Designated Franchising Authority may create a committee to act as an advisory body to the Designated Franchising Authority with regard to issues affecting the operation of government, public or educational access channels, and the programs offered on such channels on the cable television system(s) on the Installation. In its advisory capacity, the Committee shall endeavor to promote and develop maximum involvement and utilization of the public and educational/cultural access channels.

B. The Committee may have the following specific functions, but not necessarily be limited to these functions:

  1. Develop a plan for maximum involvement and utilization of the public and educational or government access channels.

  2. Submit annually a written advisory report to the Designated Franchising Authority reviewing said plan, recommending changes thereto, and describing fully the actions of the Committee for the preceding year.

  3. Assure that the operation of the non-government access channels remains free from direct or indirect program censorship, and governmental interference with, or control of, program content.

  4. Adopt rules and regulations governing its meetings and other activities.

  5. Perform such other advisory functions as the Designated Franchising Authority may direct.

  6. The Committee may appear before the Designated Franchising Authority in any proceedings on matters pertaining to the cable communications system.

                        ARTICLE VIII: GENERAL PROVISIONS

SECTION 1. LIMITS ON GRANTEE'S RECOURSE

A. Except as expressly provided in the franchise, the Grantee shall have no recourse against the Designated Franchising

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

Franchise Agreement No. DAHC35-90-H-0018

Authority for any loss, expense or damage resulting from the terms and conditions of the franchise or because of the Designated Franchising authority's enforcement thereof nor for the Designated Franchising Authority's failure to have the authority to grant the franchise. The Grantee expressly agrees that upon its acceptance of the franchise it does so relying upon its own investigation and understanding of the power and authority of the Designated Franchising Authority to grant said franchise.

B. The Grantee, by accepting the franchise, acknowledges that it has not been induced to accept same by any promise, verbal or written, by or on behalf of the Designated Franchising Authority or by any third person regarding any term or condition of the franchise not expressed therein. The Grantee further pledges that no promise or inducement, oral or written, has been made to any Installation employee or official regarding receipt of the cable television franchise.

C. The Grantee further acknowledges by acceptance of the franchise that it has carefully read the terms and conditions of the franchise and accepts without reservation the obligations imposed by the terms and conditions herein.

D. The decision of the Designated Franchising Authority concerning Grantee selection and awarding of the franchise shall be final.

SECTION 2. COMPLIANCE WITH STATE AND FEDERAL LAW

A. The Grantee shall, at all times, comply with all laws of the State and Federal government and the rules and regulations of any Federal or State administrative agency; provided, however, this Section shall not be construed to require the Designated Franchising Authority to make an initial determination of any such violation.

SECTION 3. SPECIAL LICENSE

A. The Designated Franchising Authority reserves the right to issue a license, easement or other permit to anyone other than the Grantee to permit that person to traverse any portion of the Grantee's franchise area within the Installation in order to provide service outside the Installation. Such license or easement, absent a grant of a franchise which shall not authorize nor permit said person to provide a cable television service of any nature to any home or place of business within the Installation, nor to render any service or connect any subscriber within the Installation to the Grantee's cable television system.

SECTION 4. FRANCHISE VALIDITY

A. The Grantee agrees, by the acceptance of the franchise renewal, to accept the validity of the terms and conditions of the renewal in its entirety and that it will not, at any time, proceed against the Designated Franchising Authority in any claim or proceeding challenging any term or provision of the franchise as unreasonable, arbitrary or void, or that the Designated Franchising Authority did not have the authority to impose such term or condition.

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

Franchise Agreement No. DAHC35-90-H-0018

SECTION 5. FAILURE TO ENFORCE FRANCHISE

A. The Grantee shall not be excused from complying with any of the terms and conditions of the franchise by any failure of the Designated Franchising Authority, upon any one or more occasions, to insist upon the Grantee's performance or to seek Grantee's compliance with any one or more of such terms or conditions.

SECTION 6. RIGHTS RESERVED TO THE GRANTOR.

A. The Designated Franchising Authority hereby expressly reserves the following rights:

  1. To exercise its governmental powers, now or hereafter, to the full extent that such powers may be vested in or granted to

  2. To adopt, in addition to the provisions contained in the franchise and in any existing applicable rules or regulations such additional reasonable regulations as it shall find necessary in the exercise of its authority. Grantee will have the opportunity to object to any proposed regulations unilaterally imposed by the Franchising Authority and will be given an opportunity to offer alternatives to the desired new regulations. However, Grantee does not give up its right to refuse such new regulations and seek an equitable resolution to any disagreements resulting from proposed regulations.

  3. To renegotiate any provision of a franchise granted pursuant hereto, which is declared or rendered void or unenforceable by any court or administrative body having jurisdiction thereof, or by changes in state or Federal laws enacted after the award of the franchise.

  4. To renegotiate the entire franchise should decision(s) of courts or administrative bodies have appropriate jurisdiction, or State or Federal laws enacted after the award of a franchise, render void or unenforceable substantial and material portions of a franchise granted pursuant hereto, where the result thereof is to make the balance of the franchise meaningless or where the authority of the Designated Franchising Authority to regulate cable communications systems within the Installation is substantially and materially abrogated.

SECTION 7. EMPLOYMENT REQUIREMENT

A. The Grantee shall not refuse to hire, nor discharge from employment, nor discriminate against any person regarding compensation, terms, conditions, or privileges of employment because of age, sex, race, color, creed, or national origin. The Grantee shall take affirmative action to insure that employees are treated during employment without regard to their age, sex, race, color, creed or national origin. This condition includes, but is not limited to, the following: recruitment advertising, employment interviews, employment, rates of pay, upgrading, transfer, demotion, lay-off, and termination.

SECTION 8. TIME ESSENCE OF AGREEMENT

A. Whenever the franchise sets forth any time for any act to be performed by or on the behalf of the Grantee, such time shall be

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

Franchise Agreement No. DAHC35-90-H-0018

deemed of the essence and the Grantee's failure to perform within the time allotted shall, in all cases, be sufficient grounds for the Designated Franchising Authority to invoke the remedies available under the terms and conditions of the franchise. The Designated Franchising Authority recognizes that time is of the essence in its fulfillment of its responsibilities to approve contracts/orders, construction projects, facilities markings and any other acts required to allow Grantee to operate its business in manner convenient to its cable television customers.

SECTION 9. LIQUIDATED DAMAGES

A. Notwithstanding any other remedies provided for in the franchise or otherwise available under law, the Designated Franchising Authority shall have the power to collect liquidated damages in the following amounts in the event the Grantee violates any provision of the franchise or any rule or regulation lawfully adopted thereunder. The fines listed below can only be effective with 30 days' prior written notice to the Grantee from the Designated Franchise Authority. Grantee would have 30 days to remedy any of the defaults listed below before any of the fines below would begin accruing:

  1. For failure to submit plans to the Designated Franchising Authority indicating expected dates of completion of various parts of the system -- up to $100 per day.

  2. For failure to commence operations in accordance with herein stated provisions -- up to $200 per day.

  3. For failure to complete construction and installation of system within proper time -- up to $300 per day.

  4. For failure to supply data requested by the Designated Franchising Authority in connection with installation, construction, customers, finances or financial reports, -- up to $50 per day.

  5. For failure to comply with reasonable recommendations of the Designated Franchising Authority relating to services and/or interconnection and such other reasonable requests or recommendations as may be made pursuant to authority granted by the franchise, or to respond to subscriber complaints within the proper time -- up to $50 per day as the Designated Franchising Authority may determine.

SECTION 10. GRANTEE MAY PROMULGATE RULES

A. Grantee shall have the authority to promulgate such rules, regulations, terms and conditions of its business as shall be reasonably necessary to enable it to exercise its rights and perform its services under the franchise and the Rules of the FCC, and to assure uninterrupted service to each and all of its subscribers. Such rules and regulations shall not be deemed to have the force of law.

SECTION 11. DELEGATION OF POWERS

A. Any delegable power, right or duty of the Installation Commander, the Designated Franchising Authority, or any official

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Franchise Agreement No. DAHC35-90-H-0018

of the Installation may be transferred or delegated with the written approval of the Installation Commander transmitted to an appropriate officer, employee, or Department of the Army. Grantee will be given written notice of such delegation of power as soon as possible to allow for its compliance with the terms and conditions of this document.

SECTION 12. SEVERABILITY

A. If any section of the franchise, or any portion thereof, is held invalid or unconstitutional by any court of competent jurisdiction or administrative agency, such decision shall not affect the validity of the remaining portions hereof, except as otherwise provided for herein.

SECTION 13. PURCHASE ORDERS. The Contracting Officer, Directorate of Contracting
(DOC), will issue purchase orders for all For Belvoir cable television requirements. The orders will be for appropriated and nonappropriated fund activities. With the exception of orders issued by a nonappropriated fund Contracting Officer, the Grantee shall not honor orders, contracts or agreements that are issued by individuals other than the Contracting Officer, DOC. All Fort Belvoir and tenant administrative offices will contract through the DOC. Grantee maintains the right to contract with and provide service directly to individually billed subscribers such as private residences located on post.

SECTION 14. INCORPORATED OF PROVISIONS

A. The foregoing provisions are hereby incorporated into the basic franchise agreement. When the provisions of the basic agreement conflict with the provisions of this renewal agreement, the provisions of this renewal agreement will govern.

SECTION 15. INCORPORATION OF GRANTEE'S PROPOSAL. The forms at Appendix C are incorporated into this agreement.

SECTION 16. ACCEPTANCE

A. The Grantee shall, in its acceptance of the renewed franchise agreement, declare that it has carefully read the foregoing and accepts all of the terms and conditions imposed by the renewed franchise and agrees to abide by same.

Franchise Agreement No. DAHC35-90-H-0018

COLUMBIA CABLE

I declare that I have read all the terms and conditions of the renewed franchise agreement and accept and agree to abide by same.

(Type or Print Name and Title)


--------------------------------------------------------------------------------
Signature                                                            Date


(Type or Print Name and Title)

--------------------------------------------------------------------------------
Signature                                                            Date


DIRECTORATE OF CONTRACTING
UNITED STATES ARMY FORT BELVOIR
FORT BELVOIR, VA

--------------------------------------------------------------------------------
WILLIAM E. CAMPBELL, JR., Contracting Officer,                       (Date)

                             INDIVIDUAL SUBSCRIBERS

                                                                                ESTIMATED NUMBER
                     AREAS TO BE SERVED                           LOCATION         OF OUTLETS
------------------------------------------------------------  ----------------  ----------------
 1. Family Housing (Belvoir Village)                          Area 1-99                  61
 2. Family Housing                                            Area 400                  119
 3. Family Housing (Dogue Creek)                              Area 900                  270
 4. Family Housing (George Washington)                        Area 800 & 1500           244
 5. Family Housing (Colyer Village)                           Area 800                   92
 6. Family Housing (Fairfax Village)                          Area 500                  152
 7. Family Housing (Gerber Village)                           Area 100                   73
 8. Family Housing (Woodlawn Village)                         North Post                444
 9. Family Housing (River Village)                            Area 1600                 188
10. Family Housing (Lewis Heights)                            North Post                446
                                                                                     ------
                                                                                      2,089

Franchise Agreement No. DAHC35-90-H-0018

COLUMBIA CABLE

I declare that I have read all the terms and conditions of the renewed franchise agreement and accept and agree to abide by same.

(Type or Print Name and Title)


--------------------------------------------------------------------------------
Signature                                                            Date


(Type or Print Name and Title)


--------------------------------------------------------------------------------
Signature                                                            Date


DIRECTORATE OF CONTRACTING
UNITED STATES ARMY FORT BELVOIR
FORT BELVOIR, VA

--------------------------------------------------------------------------------
WILLIAM E. CAMPBELL, JR., Contracting Officer,                       (Date)

Franchise Agreement No. DAHC35-90-H-0018

COLUMBIA CABLE

I declare that I have read all the terms and conditions of the renewed franchise agreement and accept and agree to abide by same.

(Type or Print Name and Title)


--------------------------------------------------------------------------------
Signature                                                            Date


(Type or Print Name and Title)


--------------------------------------------------------------------------------
Signature                                                            Date


DIRECTORATE OF CONTRACTING
UNITED STATES ARMY FORT BELVOIR
FORT BELVOIR, VA

--------------------------------------------------------------------------------
WILLIAM E. CAMPBELL, JR., Contracting Officer,                       (Date)

                                       23